UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNS RESPONSE, INC.

(Name of Registrant as Specified In Its Charter)

Leonard J. Brandt

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 04, 2009 12:15 PM Pacific Daylight Time
Leonard J. Brandt, William E. Bunney, Jr., M.D., William Murray, Mordechay Yekutiel, Andy Goren, David W. Mazepink Announce Voting Results regarding Election of Directors at CNS Response, Inc. Special Stockholder Meeting Today
IRVINE, Calif.—(BUSINESS WIRE)—Leonard J. Brandt, William E. Bunney, Jr., M.D., William Murray, Mordechay Yekutiel, Andy Goren, David W. Mazepink today announced that they were elected to the Board of CNS Response, Inc. (OTCBB: CNSO) at the Special Meeting of Stockholders held today, Friday, September 4, 2009, at 1 p.m. Eastern Daylight Time.
Mr. Brandt said, “Over 16 million shares were represented at the meeting and over 14 million shares voted in favor of the nominees, about 1.7 million shares abstained and fewer than 0.3 million shares withheld authority. Legal action may be necessary to compel the incumbent directors to respect the will of the stockholders.”
The directors elected at the meeting now comprise six of the seven directors of the company. Further announcements will follow as circumstances warrant.
Contacts
Leonard J. Brandt, 866-962-2244
lenjbrandt@gmail.com
http://www.leonardjbrandt.com/proxy
Permalink: http://www.businesswire.com/news/home/20090904005508/en